SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (date of earliest event reported)
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                      February 28, 2003 (February 28, 2003)




                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        Oklahoma                      1-13726                     73-1395733
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                       Identification No.)


6100 North Western Avenue, Oklahoma City, Oklahoma               73118
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  (Address of principal executive offices)                     (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued the following press release on February 28, 2003:


                 CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING
                       OF PUBLIC OFFERING OF COMMON STOCK

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 28, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today announced that it has priced a public offering of 20 million shares of its common stock at $8.10 per share. All shares are being sold by Chesapeake.

Chesapeake expects the issuance and delivery of the shares to occur on March 5, 2003. Chesapeake also has granted the underwriters a 30-day option to purchase up to three million additional shares of its common stock solely to cover over-allotments, if any.

Chesapeake intends to use the net proceeds of the offering to finance, in part, the pending acquisitions of Mid-Continent natural gas properties from the El Paso Corporation and Vintage Petroleum, Inc., which are scheduled to close in March 2003, and to repay amounts outstanding under our revolving credit facility. In the event the El Paso and Vintage acquisitions are not consummated, proceeds will be used for general corporate purposes, including possible future acquisitions.

Credit Suisse First Boston, Morgan Stanley and Salomon Smith Barney are joint book-running managers for the offering. Bear, Stearns & Co. Inc., and Lehman Brothers are also managing underwriters. Copies of the prospectus relating to the offering may be obtained from the offices of Credit Suisse First Boston, Prospectus Department, One Madison Avenue, New York, New York 10010,
212-325-2580, Morgan Stanley, Prospectus Department, 1585 Broadway, New York, New York 10036, 212-761-4000, and Salomon Smith Barney, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, 718-765-6732.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Chesapeake Energy Corporation is one of the ten largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION


                                             By: /s/ Aubrey K. McClendon
                                                   ----------------------------
                                                     Aubrey K. McClendon
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated:        February 28, 2003

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